Exhibit 99.1

Contact:	Brad Tilden	-or-	Lou Cancelmi
	206/392-5362		206/392-5170

FOR IMMEDIATE RELEASE				July 22, 2003

ALASKA AIR GROUP REPORTS SECOND QUARTER RESULTS; GOVERNMENT AID A HUGE HELP

     SEATTLE — Aided by $71.4 million in government assistance ($44.3 million after tax), Alaska Air Group, Inc. (NYSE:ALK) today reported second quarter net income of $45.2 million, or $1.70 per share, compared with a net loss of $2.9 million, or $0.11 per share, in the second quarter of 2002. Without the non-recurring compensation received under the Emergency Wartime Supplemental Appropriations Act, the company’s net income during the quarter was $0.9 million, or $0.03 per share.

     The company's net loss for the six months ended June 30, 2003 was $11.1 million, or $0.42 per share, compared to a net loss of $88.0 million, or $3.32 per share, during the same period in 2002. The 2002 net loss includes $51.4 million, or $1.94 per share, related to the write-off of goodwill in connection with the adoption of Statement of Financial Accounting Standards No. 142. Excluding the government compensation received in 2003 and the write-off of goodwill in 2002, our net loss for the six months ended 2003 was $55.4 million ($2.08 per share) versus a loss of $36.6 million ($1.38 per share) for 2002.

     “We eked out a small amount of net income for the quarter excluding the government compensation,” said Bill Ayer, chairman and chief executive officer. “We are working hard to achieve our cost management objectives and this quarter’s results are an encouraging sign that initiatives we have implemented to date are helping us with our plan to return to profitability on a full year basis.”

     Operationally, Alaska Airlines’ passenger traffic in the second quarter increased 9.1 percent on a capacity increase of 5.7 percent. Alaska’s load factor increased 2.2 percentage points to 70.6 percent compared to the same period in 2002. Alaska’s operating revenue per available seat mile (ASM) increased 0.9 percent, while its operating cost per ASM excluding fuel decreased 1.2 percent. Alaska’s pretax income was $59.6 million, or $6.8 million excluding government compensation, compared to a pretax loss of $0.1 million in 2002.

     Horizon Air’s passenger traffic in the second quarter increased 6.9 percent on a 4.3 percent capacity increase. Horizon’s load factor increased by 1.6 points to 63.3 percent. Horizon’s operating revenue per ASM increased 2.9 percent, while its operating cost per ASM excluding fuel increased 2.4 percent. Horizon’s pretax income was $15.7 million, or a loss of $2.9 million excluding government compensation, compared to a pretax loss of $2.8 million in 2002.

     Alaska Air Group had cash and short-term investments at June 30, 2003 of approximately $722 million compared to $636 million at December 31, 2002. The increased balance reflects the receipt of $71.4 million of government compensation and $123.2 million net proceeds received in connection with the completion of a private placement of floating rate convertible bonds on March 21, 2003. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 79 percent at June 30, 2003 compared to 77 percent as of December 31, 2002.

     A summary of financial and statistical data for Alaska Airlines and Horizon, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 5-7.

     A conference call regarding the first quarter results will be simulcast via the Internet at 8:30 a.m. Pacific Daylight Time. It may be accessed through our website at www.alaskaair.com.

     This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the company. Actual results could differ materially from those projected as a result of a number of factors, some of which the company cannot predict or control. For a discussion of these factors, please see Item 1 of the company’s Annual Report on Form 10-K for the year ended December 31, 2002.

     Alaska Air Group is the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc.

# # #

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Millions Except Per Share Amounts)

	Three Months		Six Months
	Ended June 30		Ended June 30

	2002	2003	2002	2003

Operating Revenues:
Passenger	$525.4	$556.9	$981.3	$1,032.4
Freight and mail	21.2	22.4	38.3	41.0
Other — net	29.1	29.8	56.2	54.4

Total Operating Revenues	575.7	609.1	1,075.8	1,127.8

Operating Expenses:
Wages and benefits	211.8	232.5	414.7	459.6
Contracted services	22.4	24.4	47.1	50.1
Aircraft fuel	75.2	80.1	139.9	170.3
Aircraft maintenance	42.3	51.9	85.5	97.8
Aircraft rent	46.8	49.4	93.3	96.9
Food and beverage service	17.0	15.6	31.3	29.0
Commissions	11.5	3.5	23.9	6.8
Other selling expenses	33.5	29.0	63.7	56.2
Depreciation and amortization	34.0	33.1	66.3	65.5
Loss (gain) on sale of assets	0.1	—	(0.5)	0.1
Landing fees and other rentals	36.0	38.7	65.8	75.8
Other	50.1	46.9	99.4	94.3

Total Operating Expenses	580.7	605.1	1,130.4	1,202.4

Operating (Loss) Income	(5.0)	4.0	(54.6)	(74.6)

Nonoperating Income (Expense):
Interest income	5.7	5.4	10.1	6.0
Interest expense	(11.6)	(14.2)	(23.5)	(25.3)
Interest capitalized	0.6	0.7	0.8	1.5
U.S. government compensation	0.1	71.4	0.1	71.4
Other — net	6.4	5.5	10.9	5.9

	1.2	68.8	(1.6)	59.5

Earnings (loss) before income tax and accounting change	(3.8)	72.8	(56.2)	(15.1)
Income tax expense (benefit)	(0.9)	27.6	(19.6)	(4.0)

Earnings (loss) before accounting change	(2.9)	45.2	(36.6)	(11.1)
Cumulative effect of accounting change	—	—	(51.4)	—

Net Earnings (Loss)	($2.9)	$45.2	($88.0)	($11.1)

Basic and Diluted Earnings (Loss) Per Share:
Earnings (loss) before accounting change	$(0.11)	$1.70	$(1.38)	$(0.42)
Cumulative effect of accounting change	—	—	(1.94)	—

Net Earnings (Loss) Per Share	$(0.11)	$1.70	$(3.32)	$(0.42)

Shares used for computation:
Basic	26.548	26.618	26.540	26.603
Diluted	26.548	26.619	26.540	26.603

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31	June 30
(In Millions)	2002	2003

Cash and marketable securities	$636	$722

Total current assets	976	1,094
Property and equipment-net	1,780	1,931
Other assets	125	159

Total assets	$2,881	$3,184

Current liabilities	778	894
Long-term debt and capital lease obligations	857	1,016
Other liabilities and credits	590	631
Shareholders’ equity	656	643

Total liabilities and equity	$2,881	$3,184

Alaska Airlines Financial and Statistical Data

	Three Months Ended June 30						Six Months Ended June 30

					%					%
Financial Data (in millions):	2002		2003		Change		2002	2003		Change

Operating Revenues:
Passenger	$433.6		$460.6		6.2%		$807.6	$847.6		5.0%
Freight and mail	20.0		21.0		5.0%		35.9	38.4		7.0%
Other — net	25.1		29.0		15.5%		47.4	51.6		8.9%

Total Operating Revenues	478.7		510.6		6.7%		890.9	937.6		5.2%

Operating Expenses:
Wages and benefits	174.5		192.0		10.0%		340.2	380.0		11.7%
Contracted services	19.4		19.7		1.5%		41.2	40.4		-1.9%
Aircraft fuel	64.2		69.1		7.6%		119.4	146.0		22.3%
Aircraft maintenance	36.1		44.6		23.5%		71.7	82.5		15.1%
Aircraft rent	31.8		31.2		-1.9%		63.6	61.7		-3.0%
Food and beverage service	16.2		14.9		-8.0%		30.1	27.8		-7.6%
Commissions	14.2		12.2		-14.1%		28.4	20.4		-28.2%
Other selling expenses	27.8		23.3		-16.2%		52.7	45.2		-14.2%
Depreciation and amortization	28.5		29.6		3.9%		56.7	58.1		2.5%
Loss on sale of assets	0.2		0.2		NM		0.2	0.5		NM
Landing fees and other rentals	28.5		31.2		9.5%		52.1	59.9		15.0%
Other	37.5		34.3		-8.5%		73.8	68.4		-7.3%

Total Operating Expenses	478.9		502.3		4.9%		930.1	990.9		6.5%

Operating Income (Loss)	(0.2)		8.3		NM		(39.2)	(53.3)		36.0%

Interest income	6.1		4.5				11.1	5.7
Interest expense	(11.6)		(11.4)				(23.5)	(22.7)
Interest capitalized	0.4		0.4				0.5	1.1
U.S. government compensation	0.1		52.8				0.1	52.8
Other — net	5.1		5.0				9.2	5.4

	0.1		51.3				(2.6)	42.3

Income (Loss) Before Income Tax and Accounting Change	$(0.1)		$59.6		NM		$(41.8)	$(11.0)		-73.7%

Operating Statistics:
Revenue passengers (000)	3,616		3,797		5.0%		6,809	7,055		3.6%
RPMs (000,000)	3,372		3,678		9.1%		6,349	6,821		7.4%
ASMs (000,000)	4,929		5,209		5.7%		9,396	9,918		5.6%
Passenger load factor	68.4%		70.6%		2.2	pts	67.6%	68.8%		1.2	pts
Breakeven load factor	69.5%		70.2%		0.7	pts	72.9%	74.9%		2.0	pts
Yield per passenger mile	12.86	¢	12.52	¢	-2.6%		12.72 ¢	12.43	¢	-2.3%
Operating revenue per ASM	9.71	¢	9.80	¢	0.9%		9.48 ¢	9.45	¢	-0.3%
Operating expenses per ASM (a)	9.72	¢	9.64	¢	-0.8%		9.90 ¢	9.99	¢	0.9%
Operating expenses per ASM excluding fuel (a)	8.41	¢	8.32	¢	-1.2%		8.63 ¢	8.52	¢	-1.3%
Fuel cost per gallon	78.0	¢	82.0	¢	5.1%		75.9 ¢	90.2	¢	18.8%
Fuel gallons (000,000)	82.3		84.3		2.4%		157.3	161.9		2.9%
Average number of employees	10,222		10,136		-0.8%		10,019	10,062		0.4%
Aircraft utilization (blk hrs/day)	10.8		10.5		-2.8%		10.4	10.4		0.0%
Operating fleet at period-end	102		110		7.8%		102	110		7.8%

NM = Not Meaningful

(a)	See Note 1 on Page 7

Horizon Air Financial and Statistical Data

	Three Months Ended June 30					Six Months Ended June 30

				%				%
Financial Data (in millions):	2002	2003		Change		2002	2003	Change

Operating Revenues:
Passenger	$96.4	$105.6		9.5%		$182.7	$199.6	9.3%
Freight and mail	1.2	1.4		16.7%		2.4	2.6	8.3%
Other — net	5.5	3.7		-32.7%		11.2	7.4	-33.9%

Total Operating Revenues	103.1	110.7		7.4%		196.3	209.6	6.8%

Operating Expenses:
Wages and benefits	37.2	40.5		8.9%		74.5	79.6	6.8%
Contracted services	4.2	6.1		45.2%		8.1	12.7	56.8%
Aircraft fuel	11.0	11.0		0.0%		20.5	24.3	18.5%
Aircraft maintenance	6.2	7.3		17.7%		13.8	15.3	10.9%
Aircraft rent	14.9	18.2		22.1%		29.7	35.2	18.5%
Food and beverage service	0.8	0.7		-12.5%		1.2	1.2	0.0%
Commissions	2.1	0.6		-71.4%		4.4	1.2	-72.7%
Other selling expenses	5.7	5.7		0.0%		11.0	11.0	0.0%
Depreciation and amortization	5.1	3.2		-37.3%		9.0	6.8	-24.4%
Gain on sale of assets	(0.1)	(0.2)		NM		(0.7)	(0.4)	NM
Landing fees and other rentals	7.8	9.2		17.9%		14.2	17.9	26.1%
Other	12.3	11.4		-7.3%		25.0	22.9	-8.4%

Total Operating Expenses	107.2	113.7		6.1%		210.7	227.7	8.1%

Operating Loss	(4.1)	(3.0)		-26.8%		(14.4)	(18.1)	25.7%

Interest income	0.4	0.1				0.4	0.3
Interest expense	(0.5)	(0.8)				(1.0)	(1.3)
Interest capitalized	0.1	0.3				0.3	0.4
Government compensation	—	18.6				—	18.6
Other — net	1.3	0.5				1.7	0.5

	1.3	18.7				1.4	18.5

Income (Loss) Before Income Tax and Accounting Change	$(2.8)	$15.7		NM		$(13.0)	$0.4	NM

Operating Statistics:
Revenue passengers (000)	1,192	1,207		1.3%		2,287	2,295	0.3%
RPMs (000,000)	374	400		6.9%		703	758	7.8%
ASMs (000,000)	607	633		4.3%		1,138	1,248	9.7%
Passenger load factor	61.7%	63.3%		1.6	pts	61.8%	60.7%	-1.1	pts
Breakeven load factor	63.9%	65.3%		1.4	pts	67.0%	66.8%	-0.1	pts
Yield per passenger mile	25.76 ¢	26.40	¢	2.5%		25.99 ¢	26.33 ¢	1.3%
Operating revenue per ASM	16.99 ¢	17.49	¢	2.9%		17.25 ¢	16.79 ¢	-2.6%
Operating expenses per ASM	17.66 ¢	17.96	¢	1.7%		18.51 ¢	18.25 ¢	-1.5%
Operating expenses per ASM excluding fuel (a)	15.85 ¢	16.22	¢	2.4%		16.71 ¢	16.30 ¢	-2.5%
Fuel cost per gallon	80.8 ¢	83.5	¢	3.4%		79.1 ¢	92.7¢	17.2%
Fuel gallons (000,000)	13.6	13.1		-3.7%		25.9	26.1	0.8%
Average number of employees	3,417	3,342		-2.2%		3,435	3,378	-1.6%
Aircraft utilization (blk hrs/day)	7.5	7.8		3.6%		7.3	7.8	6.8%
Operating fleet at period-end	62	59		-4.8%		62	59	-4.8%

NM = Not Meaningful

(a)	See Note 1 on Page 7

Note 1:
Pursuant to new guidelines issued by the Securities and Exchange Commission, we are providing the following reconciliation of non-GAAP performance indicators to their comparable financial measures reported on a GAAP basis. Our disclosure of operating costs and cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance both with and without the cost of aircraft fuel as both the cost and availability of fuel are subject to economic and political factors beyond our control. We also believe that disclosing net income (loss) and diluted earnings (loss) per share excluding non-recurring items is helpful to investors in evaluating our operational performance because we believe the reimbursements received from the government and the write-off of goodwill are non-recurring events. The following table reconciles operating expenses excluding fuel and operating expense per ASM excluding fuel for Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended June 30,				Six Months Ended June 30,

	2002		2003		2002		2003

Operating expenses	$478.9		$502.3		$930.1		$990.9
ASMs (000,000)	4,929		5,209		9,396		9,918
Operating expenses per ASM	9.72	¢	9.64	¢	9.90	¢	9.99	¢

Operating expenses	$478.9		$502.3		$930.1		$990.9
Less: aircraft fuel	64.2		69.1		119.4		146.0

Operating expense excluding fuel	$414.7		$433.2		$810.7		$844.9
ASMs (000,000)	4,929		5,209		9,396		9,918
Operating expense per ASM excluding fuel	8.41	¢	8.32	¢	8.63	¢	8.52	¢

Horizon Air Industries, Inc.:
($ in millions)	2002		2003		2002		2003

Operating expenses	$107.2		$113.7		$210.7		$227.7
ASMs (000,000)	607.0		633.0		1,138.0		1,248.0
Operating expenses per ASM	17.66	¢	17.96	¢	18.51	¢	18.25	¢

Operating expenses	$107.2		$113.7		$210.7		$227.7
Less: aircraft fuel	11.0		11.0		20.5		24.3

Operating expense excluding fuel	96.2		$102.7		$190.2		$203.4
ASMs (000,000)	607		633		1,138		1,248
Operating expense per ASM excluding fuel	15.85	¢	16.22	¢	16.71	¢	16.30	¢

     The following table summarizes Alaska Air Group, Inc.’s net earnings (loss) and diluted income (loss) per share during 2002 and 2003 excluding non-recurring items and as reported in accordance with GAAP (dollars in millions):

	Three Months Ended June 30,

	2002		2003

	Dollars	EPS	Dollars	EPS

Net income (loss) and diluted EPS excluding Government compensation	($2.9)	($0.11)	$0.9	$0.03
Government compensation, net of tax	—	—	44.3	1.67

Reported GAAP amounts	($2.9)	($0.11)	$45.2	$1.70

	Six Months Ended June 30,

	2002		2003

	Dollars	EPS	Dollars	EPS

Net loss and diluted EPS excluding non-recurring items	($36.6)	($1.38)	($55.4)	($2.08)
Change in accounting principle relating to goodwill	(51.4)	(1.94)	—	—
Government compensation, net of tax	—	—	44.3	1.66

Reported GAAP amounts	($88.0)	($3.32)	($11.1)	($0.42)